Exhibit 99.1

Pax Signs Agreement to Acquire Industry Leading Technology Company "Mobile Video Development, Inc."

WILMINGTON, DELAWARE--(MARKET WIRE)--Mar 9, 2009 -- Pax Clean Energy, Inc. (OTC BB:PXCE.OB - News) ("Pax" or the "Company") announces that it has entered into a Stock Purchase Agreement with Mobile Video Development, Inc. ("MVDI") an early stage technology company targeting applications in the exploding mobile social multi-media market. MVDI is developing new market breakthrough technologies in mobile video sharing that can be leveraged to revolutionize how mobile video is used across wireless carriers and devices. MVDI believes that it is poised to achieve mass appeal and acceptance in rapidly growing and potentially very large segments of the mobile wireless and social network markets. Through the business combination, the combined enterprise will take the initiative to move these new technologies into commercialization.

This privately owned, stealth-mode, New York based company is developing a platform technology (called THWAPR) that is expected to provide multiple solutions and applications to mobile users and wireless carriers world-wide. According to market research house Infonetics, revenue from mobile video services worldwide had been projected to hit US$5.6 billion in 2008, growing dramatically from US$46.2 million in 2005. This 12,000% increase represents the creation of a new noteworthy industry. The combined enterprise will target this expanding and lucrative opportunity with its breakthrough technologies.

THWAPR is intended to serve as a personalized, ubiquitous mobile video service that empowers users to create their own personal mobile media social network. THWAPR was conceived from the straightforward idea of enabling mobile device users to share the videos and pictures they capture on their mobile phones with anyone they wish - especially other mobile users. Inherent in this idea is the vision of mobile users capturing videos and sharing them immediately without delay; thus, enabling users to engage in multimedia "conversations". These conversations are made particularly compelling by their real-time and spontaneous nature. Using THWAPR, users will be able to create their own personal media social networks, providing the members with an innovative form of communication through the sharing of this rich media.

THWAPR'S market research and user feedback showed that just about every mobile user polled had a different use for the capabilities of THWAPR: from the business executive traveling across the world receiving a video from his family at home; to the real estate agent THWAP'ing a video of a newly listed home to her clients; to the student traveler blogging his vacation videos to his friends and family.

Significant new business and advertising uses are envisioned, including:

Two-way media news events, alerts, broadcasting and user-based incident reporting.

As a tool for Television broadcasting and reception of reality and/or competition-based programming for viral "clip" sharing.

Television broadcasting and reception of reality and/or competition-based programming.

Movie and or music companies could advertise trailers and/or music tracks and videos.

Mobile & online content companies could resell and/or license the technology to their network.

Social networking sites can now offer uploads of mobile video clips to their members.

Ticket retailers and live event promoters now can offer sponsored video transfer of events ranging from sports and fashion shows to concerts and club events!

Online e-card content would naturally assume its place within THAWPR as well.

Travel agents and holiday destination companies could sell travel vacations with beautiful imagery of white sand and blue water.

THWAPR will initially be a free service to the users, and is expected to be advertising supported. MVDI has designed THWAPR to be as easy to use as SMS (text messaging) - but it will include the powerful feature of built-in video sharing. The simple concept belies the extraordinarily difficult set of technical challenges in overcoming issues of multimedia data interoperability, the lack of standards, and device/carrier incompatibility in an extremely fragmented mobile industry. Currently, even with the most advanced handsets and carriers, it is virtually impossible to send a video captured on one mobile device to another with real certainty that the recipient will actually be able to view this media.

THWAPR Innovations are expected to be:

- Mobile technology for sending videos and photos directly to your friends' mobile phones, optimized for socialization and communication amongst users

- Supports the largest number of mobile carriers world-wide through its on-demand trans-coding and delivery service for the ultimate interoperability

- Supports most WAP enabled camera phones, smart-phones, and full-browsers for universal video playback

- No applications to download or on-deck solutions requiring a user to have a certain phone or operating system

- Extremely simple and easy to use - if you can send an SMS, you can create your own THWAPR channel

The acquisition of MVDI could provide PAX shareholders with a substantial increase in value and participation in a burgeoning industry. In keeping with management's commitment to our shareholders, no new common stock will be issued for MVDI and stock held by current officers and directors of the Company will be cancelled - leaving just 17.64 million common shares outstanding. The MVDI shareholders are to receive approximately 16 million shares of a to be issued new series of preferred shares that cannot be sold, transferred, pledged, hypothecated, or converted to common shares for a period of at least three years. In accordance with the Company's policy of 'performance-before-reward', these preferred shares will be restricted from sale for three years; they also cannot be converted to common shares for three years. Conversion to common may take place after the three years, provided management achieves the initial expansion objective of 10 million users. The preferred shares will have 5:1 voting rights and have a conversion rate of 36:1. This caveat imparts substantial incentive to the management team, and ensures the Company of time to mature and execute its growth strategy. Several corporate valuation models utilize a standard of $500 per user to appraise companies, using this standard, and our projected objective, this standard could possibly then value the Company at $5 billion. Management is targeting to achieve this goal in 2010 - subject to the certain business modeling and funding assumptions- and could attain over 200 million users in 2012.

This transaction is subject to all customary closing conditions and is anticipated to occur on or about April 15, 2009 assuming the SEC does not review the information statement which we are required to file with the SEC. In addition, the Closing is predicated on a change in the Company's corporate charter to change the Company name from Pax Clean Energy, Inc. to THWAPR, Inc. and the creation of a blank check series of preferred stock. The Company is extremely pleased to announce this acquisition and looks forward to the new management personnel taking their positions.

THWAPR technology is in beta testing stage, once the BETA is complete, we anticipate product launch later in 2009.

Future Management & Directors

Maurizio Vecchione - Co-Founder, Executive Chairman and Board Member

Mr. Vecchione is a high-tech serial entrepreneur and investor. His career spans over 20 years and is now inspired by the belief that the Internet, wireless, digital video, and imaging are at an inflection point - poised to dramatically change the way we live and work.

He is currently a founding General Partner of management consultant, investment and turn-around boutique Synthetica Holdings LLC, a position he has held since the firm's founding in 2001. Mr. Vecchione has been involved in strategy formulation and capital formation for over a dozen early stage companies in software, internet, wireless and life-sciences, including development of next generation wireless infrastructure technologies with British Telecom. He has been responsible for over $1 Billion in capital market transactions including initial public offerings, mergers and acquisitions, private placements and strategic transactions.

Mr. Vecchione is recognized as a thought leader in emerging internet and wireless trends, is often quoted in business media and has appeared on CNN, Bloomberg, CNBC and has been quoted multiple times in the Wall Street Journal, Financial Times, New York Times, Business Week and other national and international publications. He was twice a finalist for Ernst & Young's Entrepreneur of the Year Award, was an award winner in the prestigious DEMO conference and an invited speaker at the exclusive TED event.

Bruce Goldstein - Co-Founder, President & CEO and Board Member

Mr. Goldstein is a highly accomplished senior business executive with extensive experience as the driving force behind business development, strategic planning, and marketing. He possesses a unique combination of leadership, operational, strategic, and marketing expertise leveraged to successfully manage, restructure, and reposition commerce, media, and entertainment businesses. Mr. Goldstein has proven executive vision and ability in strategic partnership development, contract negotiation and closing, revenue stream generation, market trend identification and joint ventures.

Mr. Goldstein is a Managing Partner at Synthetica Holdings LLC, a management consultant, investment and turn-around boutique. He has been President of Mobile Video Development Inc., focusing on THWAPR from its inception. In 2003 Mr. Goldstein was brought in as special executive by InterActiveCorp's (formerly USA Networks) Home Shopping Network (HSN) to effectuate change in areas of media convergence, leveraging his relationships in the television, film and interactive media to plan and execute new opportunities and new channels of revenue opportunities. He is also a former Executive Vice President for Styleclick, a USA Networks company at the time. He was also part of the 2005 launch team at Conductor (formerly Link Experts). Conductor is an automated advertising exchange platform that improves an advertiser's natural search engine results on web and mobile, while offering publishers an additional revenue stream. Founded in 2005, Conductor has grown to become one of the fastest growing companies in New York. In 2008, the company had been selected as an AlwaysOn OnMedia 100 Winner, as a category winner of the Global250, and included in Silicon Alley Insider's 'World's Most Valuable Digital Start-ups'.

Barry Hall - Co-Founder, CFO and Board Member

Mr. Hall has over 30 years of business experience that combines a strong accounting and financial background with a deep knowledge and practice of general management. He has served as CEO, COO or CFO for a variety of publicly and privately held Internet, high technology, and telecommunications companies.

In July 2001 he co-founded Synthetica Holdings LLC., management consultant, investment and turn-around boutique. At Synthetica, he serves as Managing Director and Chief Financial Officer. Concurrently, Mr. Hall operates his own management consulting firm, Carlaris, Inc., specializing in strategic planning and management. Prior top level executive positions include: Executive Vice-President and CFO of Earthlink Network, the nation's largest independent internet service provider; Chairman and CEO of California Amplifier and Vice-President Finance and CFO of LA Cellular, which was at the time the nations premier cellular phone service provider.

NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains 'forward-looking statements'. These are statements concerning plans, objectives, goals, strategies, expectations, estimates, intentions, projections, developments, future events, or performance, underlying (expressed or implied) assumptions and other statements that are other than historical facts. In some cases forward-looking statements can be identified by the use of forward-looking words such as 'believes', 'expects', 'may', 'will', 'should', or 'anticipates', 'estimates', or the negative of these words or other variations of these words or comparable words, or by discussions of plans or strategy that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, including, but not limited to, statements regarding the Company's plans, goals the estimates and assumptions, and the business strategy of the Company and other matters that are not historical facts are only predictions. No assurances can be given that such predictions and the estimates regarding revenues, profits, market share, software innovations, product developments, ideals or product concepts, currently existing or otherwise, or other projections will prove correct or that the anticipated future results will be achieved. Actual events or results may differ materially. Forward-looking statements should be read in light of the cautionary statements and risks that include, but are not limited to, the risks associated with a small company, the intense competition the company faces from others, and technological changes. Any one or more of these or other risks could cause actual results to differ materially from the future results indicated, expressed, or implied in such forward-looking statements.

Pax Clean Energy, Inc.

P.L. Hammond, C.A., President

(250) 655-3776

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